UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2022

ALLARITY THERAPEUTICS, INC.

(Exact name of registrant as specified in our charter)

Delaware	001-41160	87-2147982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Broadway, Suite 201 Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

(401) 426-4664

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The information disclosed in Item 8.01 below is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 4, 2022, Allarity Therapeutics, Inc. (the “Company”) convened and adjourned its 2022 Annual Meeting of Stockholders (“Annual Meeting”) without transacting any business due to lack of quorum. In addition, on November 7, 2022, the Company issued a press release announcing the adjournment of its Annual Meeting until December 2, 2022 at 1:00 p.m. (Eastern Time), along with a corporate update on the Company’s efforts to secure the necessary additional capital in order to continue as a going concern and execute its ongoing and anticipated clinical trials. In addition, the Company announced its decision to delay the enrollment of patients in its previously announced anticipated Phase 1b/2 clinical trial of its therapeutic candidate PARP inhibitor, stenoparib, in combination with its therapeutic candidate pan-TKI, dovitinib, for the second-line or later treatment of metastatic ovarian cancer until it has raised additional capital. The information disclosed in Item 8.01 below is incorporated by reference. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By furnishing this information on this Current Report on Form 8-K, we make no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 8.01 Other Events

The Company convened its Annual Meeting on Friday, November 4, 2022, at 1:00 p.m. (Eastern Time). At that time, there were not present virtually or represented by proxy a sufficient number of shares of the Company’s common stock to constitute a quorum. Accordingly, the Annual Meeting was adjourned without any business being conducted, in order to allow time to achieve quorum and to allow the Company’s stockholders additional time to vote on the proposals set forth in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 19, 2022 (the “Proxy Statement”).

The adjourned Annual Meeting will reconvene on December 2, 2022 at 1:00 p.m. (Eastern Time) virtually at https://meetnow.global/MRJXJMN. The record date for the determination of stockholders of the Company entitled to vote at the reconvened Annual Meeting remains the close of business on September 15, 2022.

Stockholders who have already voted do not need to recast their votes unless they wish to change their vote. Proxies previously submitted in respect of the Annual Meeting will be voted at the adjourned Annual Meeting unless properly revoked, and stockholders who have previously submitted a proxy or otherwise voted need not take any action. During the period of adjournment, the Company will continue to solicit votes from its stockholders with respect to the proposals set forth in the Proxy Statement.

No changes have been made in the proposals to be voted on by stockholders at the Annual Meeting. Company encourages all stockholders as of the record date on September 15, 2022 who have not yet voted to do so promptly.

The Company’s Proxy Statement, Definitive Additional Materials and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s website at www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Exhibit Description
99.1	Press Release dated November 7, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allarity Therapeutics, Inc.

	By:	/s/ James G. Cullem
James G. Cullem Chief Executive Officer

Dated: November 7, 2022

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